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                                                                 Exhibit 3(i)(o)

                           CERTIFICATE OF ELIMINATION

                                       of

                                TIME WARNER INC.

            TIME WARNER INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (formerly known as "TW Inc.") (the "Corporation"),

      DOES HEREBY CERTIFY:

            FIRST: That at a meeting of the Board of Directors of the Corporation on March 18, 1999, resolutions were duly adopted authorizing elimination of the Series H Convertible Preferred Stock of the Corporation (for which the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions thereof, was filed with the Secretary of State of the State of Delaware on October 10, 1996 (at which time the Corporation was named "TW Inc.")) (the "Series H Stock"), as set forth herein:

            RESOLVED, that all shares of the Series H Stock outstanding have been exchanged for the Corporation's Common Stock and no shares of Series H Stock remain outstanding or will be issued; and it is further

            RESOLVED, that a Certificate of Elimination be prepared, which shall have the effect when filed with the Secretary of State of the State of Delaware of eliminating from the Restated Certificate of Incorporation of the Corporation all matters set forth in the Certificate of Designation previously filed with respect to the Series H Stock, and that the appropriate officers of the Corporation be, and they hereby are, authorized to execute and file, on behalf of the Corporation and under its corporate seal, such Certificate of Elimination with the Secretary of State of the State of Delaware.

            SECOND: That in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation of the Corporation is hereby amended to eliminate all matters set forth in the Certificate of Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions thereof, filed on October 10, 1996 with respect to the Series H Stock.
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            IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Thomas W. McEnerney, its Vice President, on this 18th day of March, 1999.

                                          TIME WARNER INC.


                                          /s/ Thomas W. McEnerney
                                          --------------------------------
                                          Name:  Thomas W. McEnerney
                                          Title: Vice President

Attest:


By: /s/ Susan A. Waxenberg
    ----------------------------------
    Name:  Susan A. Waxenberg
    Title: Assistant Secretary


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